Exhibit 99.1

FOR IMMEDIATE RELEASE                                                May 8, 2006

                    Almost Family Announces Quarterly Results
       First Quarter 2006 EPS from Continuing Operations up 61% over 2005

Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) today announced its operating results for the quarter ending March 31, 2006.

First Quarter Financial Highlights
o Net Income From Continuing Operations -- As Reported was $911,740 or
  $0.34 per diluted share in the quarter ended March 31, 2006 as compared to $559,062 or $0.21 per diluted share in the same quarter of 2005.
o Consolidated revenues increased approximately 14% over the same quarter last year
o The Company's VN segment revenues grew 25% over the same quarter last year.

William B. Yarmuth, AFAM's Chairman and CEO commented on the results:

"We are very pleased with our operating results for the first quarter, continuing the strong performance we exhibited in 2005. VN revenue continued to grow at a 25% rate including acquisitions and startups, and grew 8% on a same store basis. Our strong EPS growth continues to reflect the successful execution of our strategic plan. Consistent with that plan, our VN segment is now generating 57% of consolidated revenues and our operating margin has increased to 7.0% in 2006 as compared to 5.4% in 2005."

"We remain optimistic about the prospects for our future growth and development." Last month we completed and announced the acquisition of a $1.7 million revenue Ocala FL based home health agency marking our fifth transaction in about a year and half. Our development efforts continue to provide us with a very nice supply of VN acquisition candidates at good prices and we hope to complete additional transactions in 2006."

Quarterly Discussion
Net Income From Continuing Operations - As Reported grew 63% to $911,740 or $0.34 per diluted share for the March 2006 quarter as compared to $559,062 or $0.21 per diluted share in the March 2005 quarter. Revenues grew 14% to $20.8 million in the March 2006 quarter from $18.3 million in the March 2005 quarter.

Revenues in the Company's "Caretenders" Visiting Nurse (VN) segment grew 25% over the same period last year. Acquired operations contributed approximately

$1.5 million of that revenue growth while also contributing $0.08 per diluted share to operating results in the March 2006 quarter. The balance of the Company's revenue and earnings increase came from internal growth.

Net income including discontinued operations, was $845,662 or $0.32 per diluted share in the quarter ended March 31, 2006 and $383,934 or $0.15 per diluted share in 2005. Discontinued operations include the Company's Evansville IN operations which were closed in the March 2006 quarter.

As noted in our Form 10-K for the year ended December 31, 2005, our Visiting Nurse segment operations located in Florida normally experience higher admissions during the March quarter than in the other quarters due to seasonal population fluctuations.

Results of operations for the quarters ended March 31, 2006 and 2005 are set forth in the tables below:

                                                March                          March
                                                 2006                          2005                         Change
                                         --------------------- -------- -------------------- --------- ----------------- ----------

                                                Amount          % Rev         Amount          % Rev         Amount           %
                                         --------------------- -------- -------------------- --------- ----------------- ----------

Net revenues
       Visiting Nurses                   $       11,943,043      57.4%  $        9,543,132      52.1%  $     2,399,911       25.1%
        Personal Care                             8,850,815      42.6%           8,756,432      47.9%           94,383        1.1%
                                         ---------------------          --------------------           -----------------
                                         $       20,793,858     100.0%  $       18,299,564     100.0%  $     2,494,294       13.6%
                                         =====================          ====================           =================
Operating income
       Visiting Nurses                   $        2,029,679       9.8%  $        1,686,071       9.2%  $       343,608       20.4%
        Personal Care                               546,434       2.6%             624,763       3.4%          (78,329)     -12.5%
                                         ---------------------          --------------------           -----------------
                                                  2,576,113      12.4%           2,310,834      12.6%          265,279       11.5%
Unallocated corporate expenses                    1,129,194       5.4%           1,325,642       7.2%         (196,448)     -14.8%
                                         ---------------------          --------------------           -----------------
  Operating income                                1,446,919       7.0%             985,192       5.4%          461,727       46.9%
Interest expense/(income)                           (37,999)     -0.2%              55,236       0.3%          (93,235)    -168.8%
                                         ---------------------          --------------------           -----------------
Pre-tax income                                    1,484,918       7.1%             929,956       5.1%          554,962       59.7%
Income taxes                                        573,178       2.8%             370,894       2.0%          202,284       54.5%
                                         ---------------------          --------------------           -----------------
Net income from continuing
  Operations                             $          911,740       4.4%  $          559,062       3.1%  $       352,678       63.1%
Income (loss) from discontinued
operations, net of tax                              (66,078)                      (175,128)                    109,050      -62.3%
                                         ---------------------          --------------------           -----------------

    Net income                           $          845,662             $          383,934             $       461,728      120.3%
                                         =====================          ====================           =================

Diluted earnings per share
    Diluted shares outstanding                    2,649,649                      2,622,067                      27,582        1.1%
    Continuing operations                $             0.34             $             0.21             $          0.13       61.9%
    Discontinued operations                           (0.02)                         (0.06)                       0.04          NM
                                         ---------------------          --------------------           -----------------
                                         $             0.32             $             0.15             $          0.17          NM
                                         =====================          ====================           =================

Continuing Operations
  EBITDA                                 $        1,725,324             $        1,307,621            $         417,703     31.9%
   EBITDA margin (% of revenues)                        8.3%                          7.1%                         1.2%
   Effective tax rate                                  38.6%                         39.9%                        -1.3%

Non-GAAP Financial Measure
The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:
EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements of borrowing availability and certain covenants contained in our credit agreement.

The following table sets forth a reconciliation of Continuing Operations Net Income -- As Reported to EBITDA:

                                                   Quarter Ended March 31,
                                            -----------------------------------
                                                  2006               2005
                                            ---------------    ----------------
Net income from continuing operations -
As Adjusted                                 $     911,740      $       559,062
Add back:
     Interest expense (income)                    (37,999)              55,236
     Income taxes                                 573,178              370,894
     Depreciation & amortization                  278,405              322,429
                                            ---------------    ----------------

Earnings from continuing operations
Before Interest, Income Taxes,
Depreciation & Amortization (EBITDA) - As

Adjusted                                    $   1,725,324      $     1,307,621

                                            ===============    ================

Almost Family, Inc. TM and subsidiaries (collectively "Almost Family") is a leading regional provider of home health services. The Company has service locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Indiana and Alabama (in order of revenue significance).

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, the Company's ability to accelerate growth in its home health operations, the Company's ability to generate VN revenue growth, the Company's ability to acquire visiting nurse agencies at prices it is willing to pay, the Company's ability to increase the efficiency and effectiveness of its sales and marketing efforts, the Company's ability to attract investment of additional capital, the Company's ability to generate positive cash flows, and the

Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry, and the Company's self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2005, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.